                                                                       Exhibit 5


                         INDIVIDUAL DEFERRED VARIABLE
                             ANNUITY APPLICATION
                To Massachusetts Mutual Life Insurance Company
                  Springfield, Massachusetts 01111-0001


MAIL TO:
Life Trust Service Center
PO Box 419607
Kansas City, MO 64141-1007                                 Please print or type

--------------------------------------------------------------------------------

 1.  Annuitant  Name              Date of Birth __/___/__       Sex [_]  M [_] F
                                                mo day yr
     Mailing Address              Tel. No. (____)__________     (____)__________
                                                   day                   eve

                                  SS# or Tax ID# _______________________________

--------------------------------------------------------------------------------

2. Owner Name                     Date of Birth __/___/__
   (if not Annuitant)                           mo day yr
   Mailing Address                Te1. No. (____)__________     (____)__________
                                                   day                   eve
                                  SS# or Tax ID# _______________________________

--------------------------------------------------------------------------------
3. Joint Owner Name               Date of Birth __/___/__
   (if any)                                     mo day yr
   Mailing Address                Te1. No. (____)_____________  (____)__________
                                                   day                   eve
                                  SS# or Tax ID# _______________________________

--------------------------------------------------------------------------------
4. Beneficiary

   Relationship to Annuitant

   Contingent Beneficiary

   Relationship to Annuitant
--------------------------------------------------------------------------------
5. Plan Type

   [_] Non-Qualified     [_] SEP IRA
   [_] IRA               [_] Qual. Ee Benefit Plan (For Indiv. Ee only)
   [_] IRA Rollover      [_] TSA (403(b) Employee Salary Reduction Only
                                Complete 11)
   [_] Other ___________________________________________________________________

--------------------------------------------------------------------------------
6. Estimated First Purchase Payment $ __________________________________________

   If regular IRA or SEP apply to [_] current year  [_] prior year

--------------------------------------------------------------------------------
7. Purchase Payment Allocation (Whole %; Must total 100%)

__ % MML Money Market                   __% Opp. Multiple Strategies
__ % MML Managed Bond                   __% Opp. Growth
__ % MML Blend                          __% Opp. Capital Appreciation
__ % MML Equity                         __% Opp. Global Securities
__ % Opp. Money                         __% ____________________________________
__ % Opp. Bond                          __% ____________________________________
__ % Opp. Strategic Bond                __% ____________________________________
__ % Opp. High Income                   __% ____________________________________

--------------------------------------------------------------------------------
8.a) Maturity Date: Contract Anniversary nearest age) __________________________
          or    date ___________________________________________________________
  b) Contract Date (optional):__________________________________________________

--------------------------------------------------------------------------------
9.a) Is this annuity intended to replace all or part of any other
     insurance or annuity? [_] Yes   [_] No

     (If Sec. 1035 exchange, complete form V4051)

  b) Are funds from life insurance with this or any other company
     being used to purchase this annuity? [_] Yes   [_] No
     (If "Yes," explain in 12.)
--------------------------------------------------------------------------------
10.Telephone Directions Authorization

   Owner authorizes Company to follow telephone instructions for transfers and for changes in net purchase payment allocations, unless Owner refuses authorization by checking box below. (See reverse side for brief explanation about telephone authorization.)


                                              [_] Refuse Telephone Directions
--------------------------------------------------------------------------------
11.The undersigned acknowledges that the contract applied for is being purchased for the Annuitant under Internal Revenue Code Section 403(b)(1). (For TSA plan type only)

     ________________________________________
       Signature of Purchaser
--------------------------------------------------------------------------------
12.Remarks

--------------------------------------------------------------------------------
Agent Authority: No agent can change the terms of this application or any contract issued by the Company. No agent can waive any or the Company's rights or requirements, or extend the time for any payment to the Company.

Owner and Annuitant (if different) Certify: To the best of their knowledge and belief, all statements in this application are complete and true and were correctly recorded.

Owner Certifies: (1) I [_] AM [_] AM NOT subject to backup withholding under
  Internal Revenue Code Section 3406(a)(l)(C); (2) Correct Social Security or Taxpayer ID# is given above; (3) Receipt of current prospectus for contract applied for; (4) Knowledge that variable value of contract may increase or decrease with experience of Separate Account, without any minimum guarantee of value; (5) Knowledge that withdrawal of value from contract before age 59 1/2 may result in tax penalty.

Signed at _______________________________  _________________  __________________
                     City                         State               Date

_____________________________              _____________________________________
Signature of Annuitant                     Signature of Owner (if not Annuitant)
                                           _____________________________________
                                           Signature of Joint Owner
A5015-9400

--------------------------------------------------------------------------------
                      Registered Representative Use Only
--------------------------------------------------------------------------------
As Registered Representative, I certify witnessing the signature(s) on the reverse side of this form and that the answer to the question below is true to the best of my knowledge and belief.

       Does this contract replace any existing annuity or life insurance
       contract?                         [_] Yes [_] No

       (If "Yes," submit replacement forms as required.)

-----------------------------------------------------------------------------------------------------------
                                        Broker/Dealer Sales
-----------------------------------------------------------------------------------------------------------
-------------------------------------------        --------------------------------------------------------
Signature of Registered Representative             Registered Representative No. / Branch No.

-------------------------------------------        --------------------------------------------------------
Print Name of Registered Representative            Broker / Dealer Name

-------------------------------------------        --------------------------------------------------------
Branch Office Street Address                       Street Address

-------------------------------------------        --------------------------------------------------------
Branch Office City, State, ZIP                     City, State, ZIP

-----------------------------------------------------------------------------------------------------------
                                            Agency Sales  (For MML Representatives Only)
-----------------------------------------------------------------------------------------------------------

-------------------------------------------        --------------------------------------------------------
Signature of Agent                                 Agency Number

-------------------------------------------        --------------------------------------------------------
Agent Ident. No.                                   General Agent

A5015-9400
--------------------------------------------------------------------------------
                               General Information
--------------------------------------------------------------------------------

Telephone Authorization - Initiating transfers, changing allocations, and obtaining other information relating to the contract will be automatically available by telephone unless you instruct the Company differently. We will follow reasonable procedures to confirm that instructions received by telephone are genuine. These measures include, among others, requiring forms of personal identification prior to acting on telephone instructions, providing written confirmation of such transactions, and/or recording telephone requests. If the Company fails to take such precautions, it may be liable for losses resulting from fraudulent requests. While a Joint Owner is named under the contract, either the Owner or Joint Owner may make telephone requests.

                         -----------------------------

To the best of your knowledge, during the last six months has any contract on the life of the Annuitant been, or if the application is approved, is it contemplated that any contract will subsequently be surrendered or otherwise terminated, lapsed, or placed on other than a premium-paying basis, rewritten to release cash values, reduced in amount or term of coverage, assigned as collateral for a loan, or subjected to borrowing of loan values? [_] Yes [_] No if"yes," complete the following
This does not include CDs, Mutual Funds, or Individual Retirement Accounts that are not funded by annuities.


Company Name               Contract Number     Group  Contract     Plan               Face Amount
                                                    (Y or N)                          $
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------

Have you delivered the appropriate disclosure statement or replacement notice?
                                                               [_] Yes [_] No